Exhibit 10.6

CONSULTING SERVICES AGREEMENT

This Consulting Services Agreement (“Agreement”) is made effective as of February 16, 2026 (“Effective Date”) by and between Autonomous Power Corporation, a Delaware corporation (“Powerus”), and Griseo Consulting LLC, a limited liability company (“Consultant”). Company and Consultant are referred to individually as a “Party” and together as the “Parties.”

1. Services. Powerus hereby engages Consultant as an independent contractor to provide the consulting and advisory services described in Exhibit A (the “Services”). Consultant will determine the manner and means of performing the Services, subject to Powerus’ reasonable objectives. Nothing in this Agreement requires Consultant to devote any minimum amount of time or to achieve any specific result., except as otherwise stated.

2. Compensation; Taxes. In consideration for the Services, Powerus shall pay Consultant the fees and other compensation set forth in Exhibit A (the “Compensation”), in accordance with the terms and conditions specified therein. Unless expressly approved in writing by Powerus, Consultant will be responsible for all expenses incurred in connection with the Services. Consultant is solely responsible for all federal, state, local, and foreign taxes, withholdings, and other statutory obligations arising from the Compensation. No payroll, unemployment insurance, workers’ compensation, or similar benefits will be provided by Powerus.

3. Term And Termination. This Agreement begins on the Effective Date and continues until the termination of the Services, as set forth herein. (the “Term”). Either party may terminate this Agreement as follows: (i) for any reason or no reason, upon written notice to the other party, or (ii) for cause, immediately if the other party fails to cure a material breach after receipt of written notice identifying the breach. Notwithstanding the foregoing, Powerus may terminate this Agreement immediately upon written notice if Consultant engages in conduct that, in Powerus’ reasonable judgment, could harm Powerus’ reputation, business interests, or legal compliance. Termination will not relieve either party of liability for breaches occurring prior to termination. Powerus will pay for Services performed prior to the effective date of termination and properly invoiced.

4. Confidentiality.

a. Defined. “Confidential Information” means any nonpublic, confidential, and/or proprietary information disclosed by Powerus to Consultant, either before, on, or after the Effective Date, and whether disclosed orally, visually, or in writing to Consultant. Confidential Information includes, but is not limited to, information of a business, technical, and/or financial nature relating to current or anticipated developments, technology, processes, drawings, specifications, programs, models, projections, formulae, data, know-how, designs, design files, improvements, software programs, algorithms, marketing plans, strategies, manufacturing, and/or customer and supplier lists, and all other information that Recipient knows, or should reasonably have known, was the Confidential Information of Powerus, whether or not it was marked or identified as confidential. Confidential Information also includes any information learned through access to Powerus’ facilities, systems, equipment, prototypes, demonstrations, or discussions. No license or other rights are granted by disclosure except as expressly stated in this Agreement.

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b. Confidentiality; Nonuse. Consultant will not disclose Confidential Information, or the nature or content thereof, to any third parties without the prior written authorization of Powerus in each instance. Consultant will only use the Confidential Information as necessary to provide the Services and comply in all other respects with this Agreement. Consultant will take all necessary security precautions to protect and safeguard the Confidential Information from unauthorized use or disclosure. Consultant will not reverse engineer, decompile, disassemble, analyze, test, benchmark, or otherwise attempt to derive the composition, structure, source code, underlying ideas, trade secrets, or functionality of any Confidential Information, prototypes, samples, hardware, software, or other materials disclosed by Powerus.

c. Exclusions. Confidential Information does not include information that Recipient can prove: (i) is publicly available through no fault of Recipient; (ii) was lawfully known to Recipient without restriction before disclosure by Powerus; (iii) was independently developed by Recipient without use of or reference to Powerus’ Confidential Information; or (iv) was lawfully received from a third party without a duty of confidentiality. Confidential Information will not be deemed to be within the foregoing exceptions simply because individual elements of the Confidential Information or information generally relating to the Confidential Information falls into one of the exceptions herein.

d. Compelled Disclosure. If Consultant is legally required to disclose Confidential Information, it will promptly notify Powerus (unless prohibited by law) and cooperate, at Powerus’ expense, in seeking protective treatment. Consultant shall disclose only the portion legally required.

e. Return or Destruction. At the end of the Term or upon Powerus’ earlier request, Recipient will promptly return or destroy all Confidential Information and certify destruction, except copies retained in routine backup systems, which remain confidential.

f. Survival. Consultant’s obligations under this Section 4 will survive for three (3) years after the Term, except for trade secrets, which remain confidential indefinitely.

g. Remedies. Consultant agrees that in the event of a breach or threatened breach of any provision of this Agreement, Powerus will suffer irreparable injury not compensable by monetary damages and therefore may not have an adequate remedy at law. Accordingly, Powerus will be entitled, without the requirement of posting a bond or other security, to seek preliminary and final injunctive relief, as well as any and all other applicable remedies at law or equity, including the recovery of damages.

5. Work Product. “Work Product” means any materials, deliverables, analyses, reports, presentations, content, inventions, discoveries, developments, data, or other work product created or developed by Consultant, alone or with others, in the course of performing the Services. Consultant agrees that all Work Product will be the exclusive property of Powerus, and Consultant shall deliver or provide all Work Product to Powerus, along with the means to use, operate, or exploit it as contemplated by Exhibit A. Consultant hereby irrevocably assigns to Powerus all right, title, and interest worldwide in and to the Work Product, including all intellectual property rights therein. To the extent any Work Product qualifies as a “work made for hire,” it will be deemed a work made for hire for Powerus. Consultant agrees to execute and deliver such documents and take such actions as Powerus may reasonably request, during and after the Term, to confirm or perfect Powerus’ ownership of the Work Product.

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6. Affiliate Participation. For purposes of this Agreement, “Affiliate” means any entity that directly or indirectly controls, is controlled by, or is under common control with Powerus. Consultant acknowledges that the Services may be performed for the benefit of Powerus and/or its Affiliates. Consultant agrees that: (a) any Confidential Information disclosed by or on behalf of an Affiliate shall be deemed Confidential Information of Powerus under this Agreement; and (b) any Work Product created in connection with Services provided for the benefit of an Affiliate shall be owned exclusively by Powerus or its designated Affiliate. Powerus’ Affiliates are intended third-party beneficiaries of the confidentiality, intellectual property, and other protective provisions of this Agreement and may enforce such provisions directly without requiring joinder of Powerus.

7. Representations and Warranties. Consultant represents, warrants, and covenants that (a) it has the authority to execute and perform this Agreement; (b) its performance will not violate any agreements with third parties, or any other third party rights; (c) its performance will comply with all applicable export control and sanctions laws, including ITAR, EAR, and OFAC regulations; it will not disclose technical data to any foreign person without Powerus’ prior written approval; and it will not take any action that would cause Powerus to violate such laws; and (d) it is not currently, nor has it been in the past, subject to sanctions administered by the U.S. government.

8. Indemnification. Consultant will indemnify and hold harmless Powerus from any third-party claims, damages, fines, penalties, or expenses (including reasonable attorneys’ fees) arising from Consultant’s breach of this Agreement, violation of law, or willful misconduct. Powerus will indemnify, defend, and hold harmless Consultant in Consultant’s capacity as an officer of Powerus to the same extent and on the same terms and conditions as provided in the Powerus’ Certificate of Incorporation, as amended from time to time, which terms are incorporated herein by reference.

9. Limitation of Liability. EXCEPT FOR A BREACH OF SECTION 4, IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR ANY INDIRECT, INCIDENTAL, SPECIAL, OR CONSEQUENTIAL DAMAGES ARISING OUT OF THIS AGREEMENT. EXCEPT FOR A BREACH OF SECTION 4, EACH PARTY’S TOTAL LIABILITY TO THE OTHER PARTY UNDER THIS AGREEMENT SHALL NOT EXCEED THE AMOUNTS PAID TO CONSULTANT HEREUNDER.NOTWITHSTANDING THE FOREGOING, THE LIMITATIONS UNDER THIS SECTION 9 SHALL NOT APPLY TO POWERUS’ OBLIGATIONS TO CONSULTANT UNDER SECTION 8.

10. Prohibited Activities. During the Term and for twelve (12) months thereafter, Consultant will not solicit or attempt to solicit for competitive purposes any employee, contractor, customer, or investor of Powerus with whom Consultant was introduced through the Services.

11. Independent Contractor. Consultant is an independent contractor and not an employee, partner, joint venturer, or agent of Powerus. Consultant has no authority to bind Powerus or to make representations on its behalf.

12. Assignment. Consultant may not assign this Agreement without Powerus’ prior written consent. Powerus may assign this Agreement in connection with a merger, reorganization, or sale of all or substantially all of its assets.

13. Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York, without regard to conflicts-of-law principles. The Parties consent to exclusive jurisdiction in the state or federal courts located in New York County, New York and WAIVE ANY RIGHT TO A JURY TRIAL.

14. Miscellaneous. This Agreement constitutes the entire agreement between the Parties and supersedes all prior agreements relating to the subject matter hereof. Any amendment must be in writing and signed by both Parties. Any waiver only applies to the specific situation it addresses. A waiver of one breach does not waive any later breach. If any provision of this Agreement is found invalid or unenforceable, the rest of the Agreement will remain in full force and effect. This Agreement may be executed in counterparts and by electronic signature.

IN WITNESS WHEREOF, the Parties have executed this Agreement on the Effective Date.

POWERUS:		CONSULTANT:
Autonomous Power Corporation		Griseo Consulting LLC

By:	/s/ Andrew Fox	By:	/s/ Ed Jordan
Name:	/s/ Andrew Fox	Name:	Ed Jordan
Title:	CEO	Title:	Member

Address for Notices:		Addresses for Notices:
[***]		[***]
Copy: [***]		Copy: [***]

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EXHIBIT A

Services

Consultant will provide the following services: senior financial advisory and consulting services to the Company, including financial planning and analysis, budgeting, cash flow management, and capital structure guidance. Consultant shall advise on fundraising activities, investor relations, and the evaluation of potential acquisitions, mergers, or other strategic transactions. Consultant shall assist with the preparation and review of financial statements, board and investor reporting, and such other financial reporting as the Company may require. Consultant shall provide guidance on financial controls, accounting policies, and regulatory compliance matters relevant to the Company’s business and growth stage. Consultant shall perform such other senior financial advisory services as the parties may agree in writing from time to time.

Consultant will be compensated as follows: $25,000 per month, to be invoiced in two equal amounts each month, on the 15th and the last day of every month.

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